Exhibit 99.3

Condensed Consolidated Financial Statements

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES

March 31, 2012 and 2011

Page
Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets	1

Condensed Consolidated Statements of Operations	2

Condensed Consolidated Statements of Cash Flows	3

Notes to Condensed Consolidated Financial Statements	4 - 6

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2012 (unaudited)	December 31, 2011
ASSETS

Current assets
Cash and cash equivalents	$720,000	$775,000
Accounts receivable, net of allowance for doubtful accounts of $12,000 and $8,000, respectively	1,238,000	1,108,000
Prepaid expenses and other current assets	202,000	141,000

Total current assets	2,160,000	2,024,000

Property and equipment, net	1,767,000	1,642,000
Security deposit	116,000	116,000

Total assets	$4,043,000	$3,782,000

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current liabilities
Capital lease obligations, current	$214,000	$224,000
Accounts payable	175,000	219,000
Accrued compensation and benefits	559,000	586,000
Accrued expenses and other current liabilities	108,000	55,000
Deferred revenue, current	1,336,000	1,278,000
Deferred rent, current	23,000	23,000
Due to related parties	1,593,000	1,684,000

Total current liabilities	4,008,000	4,069,000

Other liabilities
Deferred revenue, less current portion	249,000	270,000
Deferred rent, less current portion	66,000	72,000
Capital lease obligations, less current portion	185,000	247,000

Total liabilities	4,508,000	4,658,000

Commitments and contingencies	—	—

Stockholder’s deficit
Common stock, no par value, 2,500 shares authorized; 100 shares issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Accumulated other comprehensive income	12,000	6,000
Accumulated deficit	(477,000)	(882,000)

Total stockholder’s deficit	(465,000)	(876,000)

Total liabilities and stockholder’s deficit	$4,043,000	$3,782,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues	$2,990,000	$2,343,000
Cost of revenues	1,212,000	1,026,000

Gross profit	1,778,000	1,317,000

Operating expenses:
Sales and marketing	564,000	585,000
General and administrative	803,000	594,000

Total operating expenses	1,367,000	1,179,000

Income from operations	411,000	138,000

Interest expense	(6,000)	(2,000)

Net income	$405,000	$136,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$405,000	$136,000
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation	110,000	86,000
Bad debt expense	4,000	5,000
Changes in operating assets and liabilities:
Accounts receivable	(134,000)	(232,000)
Prepaid expenses and other current assets	(61,000)	(115,000)
Accounts payable	(44,000)	119,000
Accrued compensation and benefits	(27,000)	179,000
Accrued expenses and other current liabilities	53,000	4,000
Deferred revenue	37,000	168,000
Deferred rent	(6,000)	74,000
Due to related parties	(91,000)	(364,000)
Security deposit	—	(116,000)

Net cash provided by (used in) operating activities	246,000	(56,000)

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal use software	(235,000)	(102,000)

Net cash used in investing activities	(235,000)	(102,000)

Cash flows from financing activities:
Payments of capital lease obligations	(72,000)	(25,000)

Net cash used in financing activities	(72,000)	(25,000)

Effects of exchange rates on cash	6,000	7,000

Net decrease in cash and cash equivalents	(55,000)	(176,000)

Cash and cash equivalents, beginning of period	775,000	378,000

Cash and cash equivalents, end of period	$720,000	$202,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,000	$2,000
Non cash investing and financing activities
Capital lease obligations incurred	$—	$315,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of the Company and its Business

Edifice Information Management Systems, Inc. (the “Company”) was incorporated as a New Jersey S Corporation and began operations on March 3, 1998. The Company is a wholly owned subsidiary of Cornwell Corporation (“Cornwell”).

Edifice is an information services company specializing in the collection, analysis and distribution of point-of-sale data used by retailers and suppliers to improve their supply chain efficiencies. The Company provides its solutions over the Internet through Edificeinfo.com, a hosted software suite. The majority of revenues are derived from hundreds of monthly subscriptions from businesses utilizing the Company’s solutions.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries, Edifice Europe (UK) Limited, a corporation organized under the laws of England and Wales, and Edifice Japan G.K. (Japan), a corporation organized under the laws of Tokyo, as well as those of Edifice R.D., S.R.L. (Dominican Republic), a company under common control, and organized under the laws of the municipality of de Salvaleon de Higuey and considered a variable interest entity due to the Company’s controlling financial interest. The accounts of Edifice R.D., S.R.L. are considered immaterial to the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 have been prepared pursuant to the rules for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules. The financial information contained herein is unaudited; however, management believes all adjustments necessary to present fairly the Company’s financial position and the results of its operations for the interim periods have been made. All such adjustments are of a normal and recurring nature. The results of operations for the three month period ended March 31, 2012 are not necessarily indicative of the results that may be expected for the full fiscal year.

The condensed consolidated balance sheet data as of December 31, 2011 was derived from the audited consolidated financial statements but does not include all of the information and footnotes required by GAAP for complete financial statements. These condensed consolidated financial statements are meant to be, and should be, read in conjunction with the historical consolidated financial statements and related footnotes of the Company as of and for the year ended December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Significant Accounting Policies

During the three months ended March 31, 2012, there were no material changes in the Company’s significant accounting policies. See Note 2 to the consolidated financial statements for the year ended December 31, 2011 for additional information regarding our significant accounting policies.

New Accounting Guidance

In June 2011, the Financial Accounting Standards Board, or FASB, issued accounting guidance related to comprehensive income, ASC Topic 220, “Comprehensive Income,” that allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements The current option to report other comprehensive income and its components in the statement of stockholders’ equity will be eliminated. Although the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under existing guidance. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012 (that is, the fiscal year ending December 31, 2012 for calendar-year entities) and for interim and annual periods thereafter. The amended guidance must be applied retrospectively, and early adoption is permitted. We do not believe that adoption of ASC Topic 220 will have a significant impact on our consolidated financial statements.

3. Internal Use Software

For the three months ended March 31, 2012, the Company capitalized $150,000 of internal use software, which is included in property and equipment. There is no related accumulated amortization as the development was not completed as of March 31, 2012.

4. Related Parties

Due to related parties primarily consist of advances received by the Company from its parent company, Cornwell, for use in operations, as well as certain allocated expenses between the Company and Cornwell.

Allocated expenses primarily consist of payroll expense for certain Cornwell employees that provide services to the Company, and are allocated based upon headcount and employee time. The amount of expense allocated from Cornwell was $67,000 and $60,000 for the three months ended March 31, 2012 and 2011, respectively.

In addition, the Company’s office space leased for its headquarters is owned by Pond Partners LLC, which is under common control. Rent expense charged to operations was $110,000 and $90,000 for the three months ended March 31, 2012 and 2011, respectively.

5. Comprehensive Income

Comprehensive income includes net income and certain other items that are recorded directly to stockholders’ equity. The Company’s only source of other comprehensive income is foreign currency translation adjustments. The components of comprehensive income are as follows:

	Three Months Ended March 31,
	2012	2011
Net income	$405,000	$136,000
Translation adjustments	6,000	7,000

Total comprehensive income	$411,000	$143,000

6. Significant Customers

For the three months ended March 31, 2012 and 2011, one customer accounted for 18% of revenue in each period. The same customer accounted for 27% and 25% of accounts receivable as of March 31, 2012 and December 31, 2011, respectively.

7. Contingencies

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of its business. The Company is not presently a party to any legal proceedings that, in its opinion, would have a material adverse effect on the Company’s business, results of operations or financial condition.

8. Risk and Uncertainties

The Company relies on hardware and software licensed from third parties to offer its on-demand solutions. Management believes alternate sources are available; however, disruption or termination of these relationships could adversely affect the Company’s operating results in the near term.

9. Income Taxes

The Company, with the consent of its shareholder, has elected, under the Internal Revenue Code, to be treated as an S Corporation. In lieu of federal income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for income taxes has been included in the accompanying consolidated financial statements.

10. Subsequent Events

The Company has evaluated subsequent events through August 1, 2012, which is the date the financial statements are available to be issued.